WARRANT




                        Warrant Certificate No. 97F-000


                 WARRANT TO PURCHASE 500 SHARES OF COMMON STOCK


                               SGI INTERNATIONAL

                          INCORPORATED UNDER THE LAWS
                              OF THE STATE OF UTAH


"The securities represented by this Certificate have not been registered under the Securities Act of 1933 or any state securities law and may not be sold, exchanged, hypothecated or transferred in any manner except in compliance with Paragraph 4 hereof."


1. Grant of Warrant. This certifies that, effective ,
, the registered holder hereof (the "Warrantholder"), is entitled to purchase from SGI International, a Utah corporation (the "Company"), at any time during the Exercise Period (as defined in Paragraph 2 hereof), at the purchase price per Share of $1.20 (the "Warrant Price"), the number of shares of common stock, no par value, of the Company set forth above (the "Shares"), subject to the terms and conditions set forth herein.

2. Exercise of Warrant. The Warrant evidenced hereby may be exercised at any time the dates after the date hereof, from time to time, in whole or in part, by presentation of this Warrant certificate with the Warrant Exercise Form included as page A2-3, duly executed and simultaneous payment of the Warrant Price at the principal office of the Company. Payment shall be made by check. The "Exercise Period" shall be the period of time from the effective date through December 31, 1999.

3. Legend on Shares. Each certificate for Shares issued upon exercise of the Warrant shall bear the following legend, unless, at the time of exercise, such Shares are subject to a currently effective Registration Statement under the Securities Act of 1933 (the "Act"):

"The securities represented by this Certificate have not been registered under the Securities Act of 1933 or any state securities law and may not be sold, exchanged, hypothecated or transferred in any manner except in compliance with Paragraph 4 of the Warrant pursuant to which they were issued."

Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution pursuant to a registration statement under the Act of the securities represented thereby) shall also bear the above legend unless, in the opinion of the Company's counsel, the securities represented thereby need no longer be subject to such restrictions.

This Warrant and the Common stock underlying its exercise are restricted and there is no agreement that either will be registered under the Securities Act of 1933.

4. Restrictions on Transfer; Registration Rights.

(a) By acceptance of this Warrant, the Warrantholder agrees that prior to making any disposition of the Warrant or the Shares, the Warrantholder shall give written notice to the Company describing briefly the manner in which any such proposed disposition is to be made; and no such disposition shall be made unless Warrantholder provides Company with an opinion of legal counsel acceptable to Company that a registration statement or other notification or post-effective amendment thereto (hereinafter, collectively, a "Registration Statement") under the Act is not required with respect to such disposition, or unless such a Registration Statement has been filed by the Company with, and declared effective, if necessary, by the Securities and Exchange Commission (the "Commission").

(b) The Company agrees that until all Shares have been sold under a Registration Statement or pursuant to Rule 144 under the Act, it will keep current in filing all materials required to be filed with the Commission in order to permit the holders of such Shares to sell the same under Rule 144.

5. Reservation of Shares Issuable on Exercise of Warrants. The Company will at all times reserve and keep available out of its authorized Shares, solely for the issuance upon the exercise of this Warrant and other similar Warrants, such number of Shares as from time to time shall be issuable upon the exercise of this Warrant and all other similar Warrants at the time outstanding.

6. Warrantholder Not a Shareholder. The Warrantholder, as such, shall not be entitled by reason of this Warrant to any rights whatsoever of a shareholder of the Company.

7. Notices. Any notice pursuant to this Warrant by the Company or by a Warrantholder or a holder of Shares shall be in writing and shall be deemed to have been duly given if delivered or mailed by certified mail, return receipt requested:

(a) If to a Warrantholder or a holder of Shares -addressed to it at its address as set forth in the register for the Warrants maintained by the Company or in the records of the transfer agent for the Shares;

(b) If to the Company - addressed to it at 1200 Prospect Street, #325, La Jolla, California 92037, attention: Investor Relations.

Warrantholder and/or Company may from time to time change the address to which notices to it are to be delivered or mailed hereunder by giving notice to the other in accordance herewith.

8. Successors and Assigns. The provisions of this Warrant by or for the benefit of the Company, any Warrantholder or successor holder(s) of Warrants or the holders of Shares shall bind and inure to the benefit of their respective heirs, successors and/or assigns hereunder.

9. Applicable Law. This Warrant shall be deemed to be a contract made under the laws of the State of California and for all purposes shall be construed in accordance with the laws of said State.

10. Investment Intent of Warrantholder. Notwithstanding anything herein to the contrary, this Warrant is issued subject to the condition that the Warrant has been acquired for the account of the Warrantholder and not with a view to, or for sale in connection with, any distribution thereof.



SGI INTERNATIONAL



By: /s/  Joseph A. Savoca
   ---------------------------
   Joseph A. Savoca, CEO

SGI INTERNATIONAL

WARRANT EXERCISE FORM



SGI International
1200 Prospect, Suite 325
La Jolla, California 92037


The undersigned irrevocably elects to exercise the right of purchase represented by the within Warrant certificate for, and to purchase thereunder, Shares of Common stock provided for therein, and requests that certificates for such Shares be issued in the name of:


(Please Print or Type Name, Address and Social Security Number)
-----------------------------------------------------------------------------

and, if such number of Shares are not all the Shares purchasable hereunder, that a new Warrant certificate for the balance of the Shares purchasable under the within Warrant certificate be registered in the name of the undersigned Warrantholder or his Assignee as indicated below and delivered to the address stated below.

Dated:

Name of Warrantholder or Assignee:
(Please Print)

Address:

Signature:

Note: The above signature must correspond with the name as written upon the face of this Warrant certificate in every particular, without alteration or enlargement or any change whatever, unless these Warrants have been assigned.

Signature Guaranteed:



(Signature must be guaranteed by a bank or trust company having an office or correspondent in the United States or by a member firm of a registered securities exchange or the National Association of Securities Dealers, Inc.)